Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-29439, 333-62681, 333-78199, 333-44922, 333-59478, 333-88360, 333-112738, 333-117058 and 333-143945) of our report dated November 10, 2008, with respect to the consolidated financial statements of Eyak Technology, LLC and Subsidiary for the years ended December 31, 2007 and 2006 included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Aronson & Company

Rockville, Maryland
November 10, 2008